Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-235314 on Form S-8 of our reports dated April 26, 2021, relating to the financial statements of GSX Techedu Inc. and the effectiveness of GSX Techedu Inc.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 26, 2021